United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia

30339

(Address of Principal Executive Offices)

(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MANH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 28, 2025, Manhattan Associates, Inc. (“we”, “our”, or the “Company”) issued a press release providing its financial results for the three and twelve months ended December 31, 2024. A copy of this press release is attached as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Non-GAAP Financial Measures in the Press Release

The press release includes, as additional information regarding our operating results, our adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share (collectively, “adjusted results”), which exclude the impact of equity-based compensation, expense related to an unusual health insurance claim, and related income tax effects. We have developed our internal reporting, compensation and planning systems using these additional financial measures.

These various measures are not in accordance with, or alternatives for, financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP measures used in the press release exclude the impact of equity-based compensation and related income tax effects because equity-based compensation expense typically does not require cash settlement by the Company. We also exclude the tax benefits or deficiencies of vested stock awards caused by differences in the amount deductible for tax purposes related to the stock award from the compensation expense recorded for financial reporting purposes.

Non-GAAP measures also exclude expense related to an unusual health insurance claim. Due to the uncommonly large magnitude and nature of the claim, we do not believe that this expense is a typical cost that results from normal operating activities. Thus we have excluded the expense from our internal assessment of our operating performance and non-GAAP results.

We assess our operating performance using these adjusted measures and believe our peers also typically present non-GAAP results similarly adjusted. Further, we rely on adjusted results as primary measures to review and assess the operating performance of our management team in connection with our executive compensation and bonus plans.

Management refers to adjusted results in making operating decisions because we believe they provide meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund capital expenditures and acquisitions. In addition, adjusted results facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results.

We similarly believe reporting adjusted results facilitates investors’ understanding of our historical operating trends because it provides supplemental measurement information in evaluating the operating results of our business. We also believe that adjusted results provide a basis for comparisons to other companies in the industry and enable investors to evaluate our operating performance in a manner consistent with our internal basis of measurement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated January 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Associates, Inc.

By: /s/ Dennis B. Story

Dennis B. Story

Executive Vice President, Chief Financial Officer and Treasurer

Dated: January 28, 2025